Exhibit 10.49

GUARANTY

FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to SOTHERLY HOTELS LP, a partnership organized under the laws of the State of Delaware (“Borrower”) by the Lenders (as hereinafter defined) and by RICHMOND HILL CAPITAL PARTNERS, LP, as Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), the undersigned (“Guarantor”) hereby agrees, as of March 26, 2014, as follows:

RECITALS

A. Pursuant to the Note Agreement, dated as of March 26, 2014 (as the same may be amended, restated, extend, joined, supplemented and/or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Agreement), the Agent and the entities from time to time party thereto (individually, each a “Lender” and collectively, the “Lenders”) extended a commitment of $19,000,000 to Borrower.

B. As a condition to entering into the Note Agreement, the Agent and the Lenders require the execution and delivery of this Guaranty by Guarantor.

C. Guarantor hereby agrees that it will derive substantial benefit from the commitment and the making of the Loan under the Note Agreement.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Guaranty of Obligations. Guarantor unconditionally, absolutely, irrevocably, guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of Borrower to the Lenders and Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due, including, without limitation, all obligations under or in connection with the Note Agreement and each of the documents, instruments and agreements executed and delivered in connection therewith, as each may be modified, increased, amended, supplemented or replaced from time to time (all such obligations are herein referred to, collectively, as the “Liabilities”, and all documents evidencing or securing any of the Liabilities, including without limitation, the Note Agreement and Collateral Documents, are herein referred to, collectively, as the “Loan Documents”). This Guaranty (this “Guaranty”) is a guaranty of payment and performance when due and not of collection. Notwithstanding the foregoing, Guarantor shall not be liable for any expenses under this paragraph if no payment by Guarantor is or was due in respect of the Liabilities.

In the event of any default by Borrower in making payment of, or default by Borrower in performance of any of the Liabilities, including but not limited to an Event of Default under the

Note Agreement (as defined therein), Guarantor agrees on demand by Agent to pay and perform all of the Liabilities as are then or thereafter become due and owing or are to be performed under the terms of the Loan Documents. Guarantor further agrees to pay all expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

2. Continuing Nature of Guaranty and Liabilities. Except pursuant to the conditions of Paragraph 4 below, this Guaranty shall be continuing and shall not be discharged, impaired or affected by:

a. the insolvency of Guarantor or the payment in full of all of the Liabilities at any time or from time to time prior to termination of the Note Agreement and all other Loan Documents and the full and final release and discharge of all obligations of all parties thereunder;

b. the power or authority or lack thereof of Borrower to incur the Liabilities;

c. the validity or invalidity of any of the Loan Documents or the documents securing the same;

d. the existence or non-existence of any Borrower as a legal entity;

e. any transfer by Borrower or its Subsidiaries of all or any part of any collateral in which Agent has been granted a lien or security interest pursuant to the Loan Documents;

f. any statute of limitations affecting the liability of Guarantor under this Guaranty or the Loan Documents or the ability of Agent to enforce this Guaranty or any provision of the Loan Documents or any of the Collateral Documents (as defined in the Note Agreement); or

g. any right of offset, counterclaim or defense of Guarantor whatsoever (other than payment in part or in full and performance in full of all of the Liabilities after the termination of the Note Agreement in accordance with the terms of the Loan Documents), including, without limitation, those which have been waived by Guarantor pursuant to Paragraphs 6 and 8 hereof.

3. Insolvency of Borrower or Guarantor. Without limiting the generality of any other provision hereof, Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or the inability of Borrower to pay its debts as they mature, or an assignment by Borrower for the benefit of creditors, or the institution of any proceeding by or against Borrower alleging that Borrower is insolvent or unable to pay its debts as they mature and in the case of any proceeding against Borrower, such proceeding is not stayed or dismissed within sixty (60) days, Guarantor will pay to Agent forthwith the full amount which would be payable hereunder by Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

4. Payment of the Liabilities. Any amounts received by Agent from whatever source on account of the Liabilities may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as provided in the Note Agreement, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty.

Guarantor agrees that, if at any time all or any part of any payment theretofor applied by Agent to any of the Liabilities is or must be rescinded or returned by Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Liabilities shall, for the purposes of this Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Agent had not been made.

5. Permitted Actions of Agent. Agent may from time to time, in its sole discretion and without notice to Guarantor, take any or all of the following actions:

a. retain or obtain a security interest in any assets of Borrower or any third party to secure any of the Liabilities or any obligations of Guarantor hereunder;

b. retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities;

c. extend or renew for one or more periods (whether or not longer than the original period), alter, exchange or increase any of the Liabilities;

d. waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under the Loan Documents;

e. release, waive or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities, without notice to any other obligor or any other guarantor;

f. release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

g. demand payment or performance of any of the Liabilities which are due and owing from Guarantor at any time or from time to time, whether or not Agent shall have exercised any of its rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder, or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

6. Specific Waivers. Without limiting the generality of any other provision of this Guaranty, Guarantor hereby expressly waives:

a. notice of the acceptance by Agent of this Guaranty;

b. notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Liabilities;

c. presentment, demand, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by Guarantor hereunder;

d. all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

e. any right to direct or affect the manner or timing of Agent’s lawful enforcement of its rights or remedies;

f. any defense, right of set-off or other claim whatsoever (other than payment in full and performance in full of all of the Liabilities after any termination of the Note Agreement in accordance with the terms of the Loan Documents) that Borrower or any third party may or might have to the payment or performance of the Liabilities;

g. any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Paragraph 1 hereof or upon the taking of any action by Agent permitted hereunder;

h. any defense, right of set-off, claim or counterclaim whatsoever (other than payment and performance in full or part of all of the Liabilities after any termination of the Note Agreement in accordance with the terms of the Loan Documents), and any and all other rights, benefits, protections and other defenses which Guarantor may have, now or at any time hereafter, to full payment or performance of the Liabilities pursuant to the terms of this Guaranty; and

i. all other principles or provisions of law, if any, that conflict with the terms of this Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

7. Irrevocability. Guarantor hereby further waives all rights to revoke this Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor’s obligations under this Guaranty, including, without limitation, the Loan Documents.

8. Waiver of Subrogation and Certain Other Rights. Prior to the satisfaction in full of all Liabilities, Guarantor hereby waives and shall have no right of subrogation, reimbursement, exoneration, contribution or indemnity against Borrower or any other guarantor for any reason, including but not limited to, by reason of any payments made or acts performed by Guarantor in compliance with the obligations of Guarantor hereunder or any actions taken by Agent pursuant to this Guaranty or pursuant to the Loan Documents.

Guarantor agrees that nothing contained in this Guaranty shall prevent Agent from suing to collect on the Liabilities or from exercising concurrently or successively any rights available to it at law and/or in equity or under any of the Loan Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor hereby authorizes and empowers Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

Notwithstanding any foreclosure of the lien of any Collateral Document with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the acceptance of a deed or possession of any other collateral in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Without limiting the generality of the foregoing, Guarantor specifically agrees that upon an Event of Default under and as defined in the Note Agreement, Agent may elect to nonjudicially or judicially foreclose against any real or personal property, including but not limited to its rights under any Pledge Agreement executed by Guarantor in favor of Agent.

9. Certain Covenants. Guarantor covenants and agrees that it shall take all reasonable action necessary to permit or enable Borrower to comply with Borrower’s obligations under the Note Agreement. Except as permitted under the Note Agreement and the Loan Documents, Guarantor shall not, until indefeasible payment and satisfaction in full in cash of the obligations and termination of the Note Agreement, accept any payment or other transfer of assets or funds from Borrower, including without limitation, the payment of any management, consulting or similar fees; provided, however, that except at any time when an Event of Default under and as defined in the Note Agreement exists and is continuing, the foregoing limitation shall not apply to Guarantor’s acceptance of any payment or transfer effected in the ordinary course of business or to dividends or other distributions regularly and lawfully declared and paid by the Borrower.

10. Limitation on Incurrence of Debt. Guarantor covenants and agrees that until all obligations are performed in full and indefeasibly paid in full in cash and the Loan Documents are terminated, Guarantor will not, and will not permit any Subsidiary to:

a. incur any Indebtedness if, immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the ratio of the aggregate principal amount of all outstanding Indebtedness to Adjusted Total Asset Value would be greater than 0.65 to 1.0.

b. incur any Indebtedness if the ratio of Stabilized Consolidated Income Available for Debt Service to Stabilized Consolidated Interest Expense on the date on which such additional Indebtedness is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, would be less than 1.5 to 1.0.

For purposes of Paragraph 10, the following terms shall have the meanings set forth below:

“Adjusted Total Asset Value” as of any date means the sum of (i) Stabilized Asset Value, (ii) Non-Stabilized Asset Value and (iii) total cash and cash equivalents of Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Asset Under Renovation” means as of any date any hotel asset directly or indirectly owned by Guarantor, any Subsidiary or any Unconsolidated Entity, that is designated by Guarantor in its discretion as the recipient or beneficiary of capital expenditures in an amount greater than 4% of such hotel asset’s total revenues for the preceding 12 months.

“Capitalization Rate” means 7.5%.

“Consolidated Income Available for Debt Service” means, for the four complete calendar quarters preceding the date of determination, Consolidated Net Income of Guarantor and its Subsidiaries plus amounts that have been deducted for but minus amounts that have been added for (a) Consolidated Interest Expense plus dividends on mandatorily redeemable or mandatorily convertible preferred stock and prepayment penalties included in GAAP interest expense, (b) provision for taxes of Guarantor and its Subsidiaries based on income, (c) depreciation and amortization and all other non-cash items deducted for purposes of calculating Consolidated Net Income, (d) provision for gains and losses on sales or other dispositions of properties and other investments, (e) extraordinary items, (f) non-recurring or other unusual items, as determined by Guarantor in good faith and (g) corporate, general and administrative expenses.

“Consolidated Interest Expense” means, for the four complete calendar quarters preceding the date of determination, the aggregate amount of interest expense for Guarantor and its Subsidiaries for such period determined in accordance with GAAP, excluding any interest that is (i) payable in respect of Capital Stock, (ii) capitalized or (iii) payable in a form other than cash.

“Consolidated Net Income” means, for the four complete calendar quarters preceding the date of determination, the amount of net income (or loss) of Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Non-Stabilized Asset” means, as of any date, any hotel asset owned by Guarantor, any Subsidiary or any Unconsolidated Entity that (i) is, or within the preceding 24 months has been, an Asset Under Renovation, or (ii) has, within the preceding 24 months, (A) completed a brand change, (B) been subject to an event, or a series of events, giving rise to a material casualty or (C) is in, or has completed, condemnation proceedings in respect of all or any part of such hotel asset.

“Non-Stabilized Asset Value” as of any date means the total “as-stabilized” value of all Non-Stabilized Assets as determined by an appraisal for each Non-Stabilized Asset which will be commissioned by Guarantor from a certified MAI appraiser in December of each year during which the Note Agreement and the other Loan Documents remain outstanding.

“Stabilized Asset” means, as of any date, any hotel asset owned by Guarantor, any Subsidiary or any Unconsolidated Entity that does not constitute a Non-Stabilized Asset.

“Stabilized Asset Value” as of any date means the total value of all Stabilized Assets determined by dividing (i) Stabilized Consolidated Income Available for Debt Service by (ii) the Capitalization Rate.

“Stabilized Consolidated Income Available for Debt Service” as of any date means Consolidated Income Available for Debt Service of Guarantor and its Subsidiaries, excluding any portion of Consolidated Income Available for Debt Service attributable to a Non-Stabilized Asset.

“Stabilized Consolidated Interest Expense” as of any date means Consolidated Interest Expense of Guarantor and its Subsidiaries, excluding any portion of Consolidated Interest Expense relating to Indebtedness that is secured by a Non-Stabilized Asset.

“Unconsolidated Entity” means a Person, other than a Subsidiary, in which Guarantor holds a direct or indirect ownership interest that is accounted for under the equity method of accounting or the cost method of accounting.

11. Subordination. Guarantor hereby subordinates any and all indebtedness of Borrower to Guarantor to the full and prompt payment and performance of all of the Liabilities. Guarantor agrees that Agent shall be entitled to receive payment of all Liabilities prior to Guarantor’s receipt of payment of any amount of any indebtedness of Borrower to Guarantor. Any payments on such indebtedness to Guarantor, if Agent so requests, shall be collected, enforced and received by Guarantor, in trust, as trustee for Agent and shall be paid over to Agent on account of the Liabilities, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Agent is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor and to apply any amounts received thereon to the Liabilities, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower to Guarantor, and (ii) to pay any amounts received on such indebtedness to Agent for application to the Liabilities.

12. Assignment of Agent’s Rights. Agent may, from time to time, without notice to Guarantor, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer of the Liabilities or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Guaranty. Each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such party’s interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Agent; provided, however, that unless Agent shall otherwise consent in writing, Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for its own benefit as to those of the Liabilities which Agent has not assigned or transferred.

13. Indulgences Not Waivers. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent, except as expressly set forth in a writing duly signed and delivered by Agent. Except for the signature and delivery of such a writing, no action of Agent permitted hereunder shall in any way affect or impair the rights of Agent or the obligations of Guarantor under this Guaranty.

14. Financial Condition of the Borrower. Guarantor represents and warrants that it is fully aware of the financial condition of Borrower, and Guarantor delivers this Guaranty based solely upon its own independent investigation of Borrower’s financial condition and in no part upon any representation or statement of Agent with respect thereto. Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower’s financial condition as Guarantor may deem material to its obligations hereunder, and Guarantor is not relying upon, nor expecting Agent to furnish it any information in Agent’s possession concerning Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

Guarantor hereby waives any duty on the part of Agent to disclose to Guarantor any facts it may now or hereafter know about Borrower, regardless of whether Agent has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor.

Guarantor hereby knowingly accepts the possibility that Borrower will contract for additional indebtedness for which Guarantor may be liable hereunder after Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

15. Representations and Warranties. Guarantor represents and warrants to Agent that each of the following statements is accurate and complete as of the date of this Guaranty:

a. Guarantor is an entity duly organized, validly, existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to qualify could not have a Material Adverse Effect. A “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations, assets, business or properties of Guarantor, (b) Guarantor’s ability to duly and punctually pay or perform the Liabilities in accordance with the terms thereof, (c) to the extent applicable, the value of the Collateral or Agent’s Liens on the Collateral or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Guaranty and the Loan Documents.

b. the execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor;

c. this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally;

d. the execution, delivery and performance of this Guaranty do not (i) violate any provisions of any material law or any order of any court or other agency of government to the extent such violation could reasonably result in a Material Adverse Effect, (ii) contravene any provision of Guarantor’s organizational documents or any material contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s assets are bound other than any violation the consequences of which could not have or could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of Guarantor except pursuant to or as set forth in the Loan Documents;

e. all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity (including, without limitation, the shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Guaranty or the performance of Guarantor’s obligations hereunder have been obtained, and each is in full force and effect, except for such consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect;

f. Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings and for which adequate reserves have been established;

g. Guarantor is neither an investment company (as defined in the Investment Company Act of 1940) nor is controlled by an investment company;

h. no litigation, investigation or proceeding of any governmental authority or agency is pending or, to the knowledge of Guarantor, threatened against Guarantor which, if adversely determined, could have or could reasonably be expected to have a Material Adverse Effect; and

i. Guarantor hereby confirms, adopts and makes, as to itself, as if set out in full herein, all of the other representations and warranties not expressly included in this Agreement that are set forth in the Note Agreement and that relate or apply to Guarantor, and shall be deemed to have made all such representations and warranties as to itself in this Agreement as if set out in full herein.

16. Guarantor Financial Information. Guarantor will provide Agent in writing such financial and other information with respect to its assets and liabilities as Agent shall reasonably request from time to time, in form and substance satisfactory to Agent.

17. Binding Upon Successors. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Agent and its successors and assigns. All references herein to “Borrower” shall be deemed to include its successors and assigns, and all references herein to “Guarantor” shall be deemed to include Guarantor and Guarantor’s successors and assigns.

In addition and notwithstanding anything to the contrary contained in this Guaranty or in any other document, instrument or agreement between or among any of Agent, Borrower, Guarantor or any third party, the obligations of Guarantor with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Guaranty.

18. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered, faxed to the fax numbers provided herein or sent by United States certified or registered mail, return receipt requested, addressed to Guarantor or Agent at their respective addresses stated below or at such other address as either party hereafter notices the other party as herein provided. Notices shall be effective at the times and in the manner set forth in Paragraph 20 of the Note Agreement.

Address for Notices:

If to Agent:	Richmond Hill Partners, LP
375 Hudson Street, 12th floor
New York, NY 10014
	Attention:	Ryan Taylor and Jordan Jones
	Telephone:	(212) 989-2700
	Facsimile:	(866) 758-8541

With an additional copy to:

Chapman and Cutler LLP 1270 Avenue of the Americas, 30th Floor New York, NY 10020
Attention:	Larry G. Halperin
Telephone:	(212) 665-2517
Facsimile:	(212) 697-2518

19. GOVERNING LAW; ADDITIONAL WAIVERS. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AS AMENDED). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST GUARANTOR WITH RESPECT TO ANY OF THE LIABILITIES, THIS GUARANTY, OR ANY RELATED AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT IN NEW YORK COUNTY, NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. GUARANTOR WAIVES THE RIGHT TO REMOVE ANY JUDICIAL PROCEEDING BROUGHT AGAINST GUARANTOR IN ANY STATE COURT TO ANY FEDERAL COURT. ANY JUDICIAL PROCEEDING BY GUARANTOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK.

GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY AND THE LOAN DOCUMENTS. GUARANTOR FURTHER ACKNOWLEDGES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS AS OTHERWISE SET FORTH HEREIN TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED BY LAW.

THIS GUARANTY CONTAINS THE COMPLETE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREIN. GUARANTOR ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS OF AGENT OR LENDERS NOT CONTAINED IN THIS GUARANTY AND THAT SUCH STATEMENTS OR REPRESENTATIONS, IF ANY, ARE OF NO FORCE OR EFFECT AND ARE FULLY SUPERSEDED BY THIS GUARANTY.

This Agreement supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect in writing, signed by Guarantor’s officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

20. Severability; Captions; Counterparts; Facsimile Signature. If any provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Guaranty which shall be given effect so far as possible. The captions in this Guaranty are intended for convenience and reference only and shall not affect the meaning or interpretation of this Guaranty. This Guaranty may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission or other electronic means, which signatures shall be considered original executed counterparts.

21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

22. Survival. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties, and waivers and indemnities made by Guarantor herein shall survive the execution, delivery, and termination of this Guaranty until all obligations are performed in full and indefeasibly paid in full in cash and the Loan Documents are terminated.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

Guarantor:

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and Chief Operating Officer

Guarantor’s Address for Notices:

410 W. Francis Street Williamsburg, Virginia 23185 Telephone: (757) 229-5648 Facsimile: (757) 564-8801

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